Exhibit 5.1

LUSE GORMAN, PC

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

June 30, 2016

The Board of Directors

The First of Long Island Corporation

10 Glen Head Road

Glen Head, New York 11545

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The First of Long Island Corporation, a New York corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration and public offering by the Company, from time to time, pursuant to Rule 415 under the Act, of up to $150,000,000 in aggregate amount of securities, consisting of one or more the following:

(i)	shares of common stock, $0.10 par value, of the Company (“Common Stock”);

(ii)

senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities”, and collectively with the Senior Debt Securities, the “Debt Securities”);

(iii)	warrants to purchase Debt Securities or Common Stock of the Company (“Warrants”);

(iv)	stock purchase contracts of the Company (“Purchase Contracts”); and

(v)	units comprised of one or more of the securities described above in any combination (“Units”).

The Common Stock, Debt Securities, Warrants, Purchase Contracts and Units are referred to herein as the “Securities.”

The Senior Debt Securities are to be issued pursuant to a Senior Debt Indenture (the “Senior Indenture”), and the Subordinated Debt Securities are to be issued pursuant to a Subordinated Debt Indenture (the “Subordinated Indenture”), the forms of which have been filed as exhibits to the Registration Statement (collectively, the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Senior Debt Securities and Subordinated Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement.

We have examined: (i) the Registration Statement; (ii) the respective forms of Indentures filed as exhibits to the Registration Statement; (iii) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; (iv) corporate proceedings of the Company relating to the registration of the Securities and related matters; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to the originals of all documents and instruments submitted to us as certified or conformed copies. In addition, we have assumed the accuracy and completeness of all records, documents, instruments and materials made available to us by the Company.

Our opinion is limited to the matters set forth herein, and we express no opinion other than as expressly set forth herein. In rendering the opinion set forth below, we do not express any opinion concerning laws other than the Federal securities laws of the United States and the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction (except Federal securities laws). Our opinion is expressed as of the date hereof and is based on laws currently in effect. Accordingly, the conclusions set forth in this opinion are subject to change in the event that any laws should change or be enacted in the future. We are under no obligation to update this opinion or to otherwise communicate with you in the event of any such change.

In addition, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act, (ii) a prospectus supplement and any required pricing supplement will have been filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement, the applicable prospectus supplement and any applicable pricing supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise, (vi) with respect to shares of Common Stock offered, there will be sufficient shares of unissued Common Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (vii) in the case of an Indenture, Warrant Agreement, Purchase Contract, Unit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein and (viii) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of the foregoing and the other matters set forth herein, we hereby are of the opinion that:

(1)     Common Stock. With respect to shares of Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock, if such shares are to be issued in certificated form, have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2)     Debt Securities. With respect to any series of Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement has been approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company.

(3)     Warrants. With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered, and (c) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

(4)     Purchase Contracts. With respect to any Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the issuance, terms, execution and delivery of the Purchase Contracts and the terms of the offering thereof and related matters, (b) the Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, and (c) the Purchase Contracts have been issued and sold upon payment of the consideration therefor provided for therein, such Purchase Contracts will constitute valid and binding obligations of the Company.

(5)     Units. With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the unit agreement relating to the Units (“Unit Agreement”), the terms of the offering thereof and related matters, (b) the Unit Agreement has been duly authorized and validly executed and delivered, and (c) such Units have been duly executed, authenticated, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Units, upon payment of the applicable consideration, such Units will constitute valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Opinions” in the Prospectus. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/Luse Gorman, PC

LUSE GORMAN, PC